Exhibit 32.1
CERTIFICATION

Pursuant to the requirement set forth in Rule 13(a)-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Fidji Simo, Chief Executive Officer of Maplebear, Inc. (the “Company”), and Nick Giovanni, Chief Financial Officer of the Company, each hereby certifies that to the best of his or her knowledge:
1.The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2023, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 13th day of November, 2023.

/s/ Fidji Simo	/s/ Nick Giovanni
Fidji Simo	Nick Giovanni
Chief Executive Officer	Chief Financial Officer